CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 29, 2025, relating to the financial statements and financial highlights of Astor

Dynamic Allocation Fund, a series of Northern Lights Fund Trust, which are included in Form N-CSR for the year ended July 31, 2025, and to the reference to our firm under the headings “Financial Highlights” in the Prospectus.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 12, 2026